                                                                  EXHIBIT 10-3.2

                        SPLIT DOLLAR INSURANCE AGREEMENT

         THIS AGREEMENT is made and entered into this 31st day of July 1987, by and between DEB SHOPS, INC. (the "Assignee"), and BARRY H. FRANK and ROBERT SHEIN, Trustees under the Weiner Family Irrevocable Insurance Trust dated October 27, 1986 (the "Owner").

         NOW, THEREFORE, the Assignee and Owner agree as follows:

         1. The life insurance policy with which this Agreement deals is Policy Number 3779931-9 (the "Policy") issued by Manufacturer's Life Insurance Company (the "Insurer") on the life of the last to die of Warren Weiner and Penny Weiner (the "Insured").

         2. The Owner, or its transferee, shall be the owner of the Policy, and may exercise all ownership rights inuring to the owner under the terms of the Policy, except as specifically provided in this Agreement.

             (a) Notwithstanding any other provision of this Agreement and notwithstanding any assignment executed by the Owner or its transferee in connection with this Agreement, it is the express intention of the Owner and the Assignee to reserve to the Owner (i) the right to transfer its interest in the Policy, (ii) the right to change the beneficiary of that portion of the proceeds to which it is entitled under paragraph 7, and (iii) the right to exercise settlement options.

             (b) The rights in the Policy granted to the Assignee are limited to its security interest in a portion of the cash surrender value and a portion of the death benefit as defined and limited by this Agreement.

             (c) Policy loans may only be made to pay policy premiums.

         3. Each Policy premium shall be paid by the application of dividends on the policy, and if such dividends are insufficient, from a loan from the cash value of the policy, or from the surrender of paid-up additions to the policy. In the event that such sources are insufficient to pay the premium, the policy premium shall be paid by the Assignee as it becomes due. The Insured, Warren Weiner, an employee of Assignee, shall include in income each year fox federal income tax purposes an amount equal to the value of the "economic benefit" of the life insurance protection enjoyed by the Insured as provided under applicable Internal Revenue Service Regulations and Revenue Rulings.

         4. In consideration of the Assignee's payment of its share of the Policy premiums, the Owner has, contemporaneously herewith, assigned the Policy to the Assignee, which Assignment gives the Assignee the limited power to enforce its rights to be paid the amount provided in paragraph 4 (b) from the cash surrender value or a portion of the death benefit, as defined and limited by the following terms. Such interest of the Assignee in the Policy shall be specifically limited to:

             {a) the right to pledge or assign its interest in the Policy, subject to the terms of this Agreement and to any assignment executed in connection with this Agreement;

             (b) the right to be paid the greater of (i) its net premium outlay (i.e., gross premiums less payments by Owner and less any indebtedness of the Assignee encumbering the Policy) or, (ii) the cash surrender value of the Policy at the date of: (x) the surrender or cancellation of the Policy, as provided in paragraph 6; (y) the death of the insured, as provided in paragraph 7, or
(z) the termination of this Agreement, as provided in paragraph 9.

         5. Policy dividends shall be applied to the payment of the premiums, as premiums fall due.

         6. In the event of the surrender or cancellation of the Policy, the Assignee shall be entitled to receive a portion of the cash surrender value equal to the greater of the two amounts provided for in paragraph 4.(b). The balance of the cash surrender value, if any, shall be paid to the Owner.

         7. Upon the death of the Insured, the Assignee shall be entitled to receive a portion of the death benefit equal to the greater of the two amounts provided for in paragraph 4.(b). The balance of the death benefit, if any, shall be paid directly to the Owner, in the manner and in the amount provided by the beneficiary designation provision endorsed on the Policy.

         8. This Agreement may be terminated, subject to the provisions of paragraphs 9 and 10, by either party without any further liability of the Assignee. Notice of termination shall be in writing to the other party, and may be made without the consent of the other party. In the event that the Assignee shall fail to pay any Policy premium required under paragraph 3, this Agreement shall terminate automatically, subject to the provisions of paragraphs 9 and 10.

         9. In the event this Agreement is terminated under paragraph 8, the Owner shall have the right to reimburse the Assignee, within 60 days of the date of termination, in an amount equal to the greater of the two amounts provided for in paragraph 4.(b). Upon receipt of such amount, the Assignee shall execute an appropriate instrument of release of the collateral assignment of the Policy.

         10. If the Owner fails to reimburse the Assignee for the amount which it is entitled to receive, equal to the greater of the two amounts provided for in paragraph 4.(b), within sixty (60) days of the date of termination of the Agreement, Assignee shall reimburse Owner for that part of any premium payment made by Owner for the unexpired portion of the premium payment period in which termination occurred. After such 60 day period, the Owner shall execute any and all instruments that may be required to vest ownership of the Policy in the Assignee.

         ll. In the event the Owner shall transfer all of its interest in the Policy pursuant to paragraph 10, then all of Owner's interest in the Policy and in this Agreement sha11 be vested in its transferee, who shall be substituted as a party hereunder, and the Owner shall have no further interest in the Policy and this Agreement shall terminate.

         12. Except as may otherwise be provided by paragraph 8, this Agreement may not be cancelled, amended, altered or modified, except by a written instrument signed by all of the parties hereto.

         13. Any notice, consent or demand required or permitted to be given under the provisions of this Agreement by one party to the other party shall be in writing, signed by the party giving or making the same, and may be given either by delivering the same to such other party personally, or by mailing the same, by United States certified mail, postage pre-paid, to such party, addressed to his last known address. The date of such mailing shall be deemed the date of such notice, consent or demand.

         14. This Agreement shall bind Owner, Assignee and their successors and assignees, and any Policy beneficiaries. Owner and Assignee intends to be legally bound hereby.

         15. This Split Dollar Agreement, and the rights of the parties hereunder, shall be governed by and construed pursuant to the laws of the State of Pennsylvania.

                                       Assignee:

ATTEST:                                DEB SHOP, INC.

/s/ Warren Weiner                      By: /s/ Marvin Rounick
----------------------------              -----------------------------------
Warren Weiner, Secretary                  Marvin Rounick, President

WITNESS:                               Owner:

                                       WEINER FAMILY IRREVOCABLE INSURANCE
                                                  TRUST


/s/ XXXX XXXX                          /s/ Barry H. Frank
----------------------------           --------------------------------------
                                       Barry H. Frank, Trustee

/s/ XXXX XXXX                          /s/ Robert Shein
----------------------------           --------------------------------------
                                       Robert Shein, Trustee